Exhibit 99.1

Iovance Biotherapeutics, Inc. Announces Pricing of $211 Million Underwritten Offering of Common Stock

February 20, 2024

SAN CARLOS, Calif., February 20, 2024 -- Iovance Biotherapeutics, Inc. (Nasdaq: IOVA) (“Iovance” or “Company”), a biotechnology company focused on innovating, developing, and delivering novel polyclonal tumor infiltrating lymphocyte (“TIL”) therapies for patients with cancer, today announced the pricing of an underwritten offering of 23,014,000 shares of its common stock at an offering price of $9.15 per share. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Iovance, are expected to be approximately $211 million. The offering is expected to close on or about February 22, 2024, subject to customary closing conditions.

Iovance intends to use the proceeds from this offering to support the commercial launch of AMTAGVI™, to fund ongoing clinical programs including its NSCLC registrational study, IOV-LUN-202, and its frontline advanced melanoma Phase 3 confirmatory trial, TILVANCE-301, to continue the development of its pipeline candidates, and for other general corporate purposes.

Jefferies LLC is acting as lead bookrunning manager and Barclays Capital Inc. and Goldman Sachs & Co. LLC are acting as bookrunning managers for the offering.

The shares of common stock described above are being offered by Iovance pursuant to its shelf registration statement on Form S-3 that became automatically effective upon filing with the Securities and Exchange Commission on June 16, 2023. The offering may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York, 10022, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com, or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847 or by email at barclaysprospectus@broadridge.com, or Goldman Sachs & Co. LLC by mail at 200 West Street, New York, 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iovance Biotherapeutics, Inc.

Iovance Biotherapeutics aims to be the global leader in innovating, developing and delivering tumor infiltrating lymphocyte (TIL) cell therapies for patients with cancer. We are pioneering a transformational approach to cure cancer by harnessing the human immune system’s ability to recognize and destroy diverse cancer cells in each patient. The Iovance TIL platform has demonstrated promising clinical data across multiple solid tumors. Iovance’s AMTAGVI™ is the first FDA-approved T cell therapy for a solid tumor indication. We are committed to continuous innovation in cell therapy, including gene-edited cell therapy, which may be a promising option for patients with cancer.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” of Iovance Biotherapeutics, Inc. (hereinafter referred to as the “Company,” “we,” “us,” or “our”) within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). All such written or oral statements made in this press release, other than statements of historical fact, are forward-looking statements and are intended to be covered by the safe harbor for forward-looking statements provided by the PSLRA. Without limiting the foregoing, we may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “forecast,” “guidance,” “outlook,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes and are intended to identify forward-looking statements. The forward-looking statements include, but are not limited to, statements about the Company’s anticipated offering and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, and the uncertainties inherent. Forward-looking statements are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are outside of our control, which may cause actual results, levels of activity, performance, achievements and developments to be materially different from those expressed in or implied by these forward-looking statements. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov.

Contacts:

Iovance Biotherapeutics, Inc.:

Sara Pellegrino, IRC

Senior Vice President, Investor Relations & Corporate Communications

650-260-7120 ext. 264

Sara.Pellegrino@iovance.com

Jen Saunders

Director, Investor Relations & Public Relations

267-485-3119

Jen.Saunders@iovance.com